UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2005 Date of Report (Date of earliest event reported)

NU SKIN ENTERPRISES, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12421 (Commission File Number)	87-0565309 (IRS Employer Identification Number)

75 West Center Street
Provo, UT 84601
(Address of principal executive offices and zip code)

(801) 345-1000
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01         Entry into a Material Definitive Agreement.

On September 22, 2005, the Compensation Committee of the Board of Directors of Nu Skin Enterprises, Inc. (the “Company”) met and approved certain changes to the compensation of Truman Hunt, the Chief Executive Officer of the Company, as reflected in Mr. Hunt’s Employment Letter and the Company’s 2005 Executive Incentive Plan (the “Plan”) based on its review of the Company’s performance and Mr. Hunt’s current compensation levels. The Committee engaged an independent compensation consultant to assist it in its review of Mr. Hunt’s compensation package. Effective October 1, 2005, Mr. Hunt’s salary will be increased to $665,000 and the Bonus Percentage Level under the Plan for Mr. Hunt will be increased from 80% to 100% of his base salary. Under the terms of the Plan, the Bonus Percentage Level represents the amount of the bonus if targeted performance levels are achieved. The amount of bonus payable to Mr. Hunt under the Plan may be more than this level to the extent performance exceeds the targeted performance level. The Committee also revised the number of options to be received by Mr. Hunt on an annual basis to 200,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NU SKIN ENTERPRISES, INC. (Registrant) /s/ Ritch N. Wood Ritch N. Wood Chief Financial Officer

Date: September 28, 2005